Exhibit 99.1

FOR IMMEDIATE RELEASE October 6, 2005	NEWS Nasdaq: UAPH

UAP HOLDING CORP. ANNOUNCES

SECOND QUARTER 2006 SALES AND EARNINGS GROWTH

Sales increase 8 percent for the second quarter and year-to-date

•	Net sales for the first half of fiscal 2006 increased 8 percent to $2,114.4 million
•	Company achieved net income of $72.7 million or $1.39 per diluted share for the first six months of fiscal 2006
•	Net income for the first six months increased 20 percent over ongoing net income(1) for the first six months last year
•	Total seed revenue increased 15 percent for the first half of fiscal 2006
•	Fertilizer revenue was up over 18 percent for the first half of fiscal 2006
•	Average short term debt net of cash declined by nearly $40 million from the first quarter of fiscal 2006.

GREELEY, Colo. – October 6, 2005 – UAP Holding Corp. (Nasdaq: UAPH), the largest independent distributor of agricultural and non-crop inputs in the United States and Canada, today announced financial results for the first six months and second quarter of fiscal 2006.

For the first six months of fiscal 2006, sales increased 8 percent to $2,114.4 million from $1,962.5 million for the same period in fiscal 2005. Sales of seed increased to $299.0 million for YTD fiscal 2006 from $260.0 million last year. The increase was due to higher prices on both branded and proprietary seed due to increased sales of seed with enhanced traits. Sales of fertilizer increased to $483.3 million for YTD fiscal 2006 from $409.3 million last year due to higher pricing for almost all nutrients. Sales of chemicals rose to $1,294.0 million for YTD fiscal 2006 from $1,257.7 million last year. Share gains in the Midwest, Texas, and Southeast, slightly higher insecticide and fungicide sales offset lower non-crop sales. Also, the company now direct bills the Monsanto’s bulk herbicide business which in the prior year was booked as commissioned agent transactions. Gross profit for the first six months of fiscal 2006 was $278.5 million compared to $242.8 million for the first six months of fiscal 2005. The increase was partially due to lower supply chain costs and growth in seed and fertilizer sales. Gross profit in YTD fiscal 2006 was also higher due to a $17.4 million adjustment to the fair market value of inventory sold during the first quarter of fiscal 2005 related to purchase accounting for the company’s November 2003 acquisition of United Agri Products, Inc. Net income for the first six months of fiscal 2006 was $72.7 million, or $1.39 per diluted share, versus ongoing net income(1) of $60.3 million in the first six months of fiscal 2005. Reported net income for the first six months of fiscal 2005 was $47.3 million or $0.94 per diluted share.

For the second quarter, sales increased 8 percent to $757.5 million in fiscal 2006, compared to $704.0 million for the same period in fiscal 2005. Gross profit grew to $109.8 million in the second fiscal quarter of 2006 compared to $107.0 million in the second quarter of fiscal 2005. Net income for fiscal second quarter 2006 was $23.3 million, or $0.44 per diluted share, versus ongoing net income(1) of $23.1 million in fiscal second quarter 2005. Reported net income for the second quarter of fiscal 2005 was $21.8 million or $0.43 per diluted share.

UAP Holding Corp. Revenue Breakout

Net Sales (millions)	Q2 2006	Q2 2005	% Chg	YTD 2006	YTD 2005	% Chg
Chemical	$570.5	$533.6	7%	$1,294.0	$1,257.7	3%
Fertilizer	146.8	128.5	14%	483.3	409.3	18%
Seed	22.7	26.4	-14%	299.0	260.0	15%
Other	17.5	15.5	13%	38.1	35.5	7%

Total	$757.5	$704.0	8%	$2,114.4	$1,962.5	8%

“We are pleased with the solid revenue growth we achieved this quarter and for the first half of fiscal 2006,” said L. Kenny Cordell, UAP Holding Corp.’s president and chief executive officer. “We’re looking forward to the last half of the year with enthusiasm as we continue to execute our growth strategy.”

The company ended the quarter with $57.6 million in cash and no short-term debt and reduced average trade working capital(2) by $20.6 million on a trailing twelve-month basis. Additionally, average short-term debt net of cash was $61.7 million as of the end of the fiscal second quarter 2006, down $38.4 million from $100.1 million in the first quarter of fiscal 2006. “We are focused on profitable growth as we continue to generate significant cash flow and improve on an already solid balance sheet,” said Dave Bullock, UAP Holding Corp.’s chief financial officer. “Our financial condition is as strong as it has ever been and we are on track to deliver the annual results we anticipated.”

Conference call information

The company will hold a conference call to discuss fiscal second quarter 2006 results at 5:00 p.m. EDT this afternoon. The call will be webcast live over the Internet from the company’s web site at www.uap.com under “Investor Information.” Participants should follow the instructions provided on the web site for downloading and installing the necessary audio applications. The conference call also is available by dialing 800-638-5439 (domestic) or 617-614-3945 (international) and entering passcode 76314204.

Following the live conference call, a replay will be available on the company’s web site. The replay also will be available one hour after the call by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering passcode 12050373. The telephonic replay will be available for seven days.

About the company

UAP Holding Corp. is the holding company of United Agri Products, Inc., the largest independent distributor of agricultural and non-crop inputs in the United States and Canada. United Agri Products, Inc. markets a comprehensive line of products, including crop protection chemicals, seeds and fertilizers, to growers and regional dealers. United Agri Products also provides a broad array of value-added services, including crop management, biotechnology advisory services, custom blending, inventory management and custom applications of crop inputs. United Agri Products maintains a comprehensive network of approximately 330 distribution and storage facilities and three formulation and blending plants, strategically located throughout the United States and Canada. Additional information can be found on the company’s website, located at www.uap.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the company’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the company’s business and weather conditions in its markets, its substantial leverage and restrictions contained in its debt agreements, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds its insurance coverage, its dependence on rebate programs, and other risks identified and discussed under the caption “Risk Factors” in the company’s Form 10-K filed with the Securities and Exchange Commission on May 27, 2005 and in the other documents the company files with the Securities and Exchange Commission from time to time.

-Financial Tables Follow

UAP HOLDING CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

UNAUDITED

	August 28, 2005	February 27, 2005	August 29, 2004
ASSETS
Current assets:
Cash and cash equivalents	$57,619	$48,204	$20,920
Receivables, less allowance for doubtful accounts of $16,856, $13,749 and $21,499	798,477	234,824	706,795
Inventories	515,352	697,134	449,602
Deferred income taxes	21,385	17,263	21,851
Vendor prepay	18,958	149,010	27,585
Other current assets	3,955	8,753	13,412

Total current assets	1,415,746	1,155,188	1,240,165
Property, plant and equipment	110,324	104,745	105,789
Less accumulated depreciation	(20,526)	(15,080)	(9,451)

Property, plant and equipment, net	89,798	89,665	96,338
Goodwill	34,645	34,645	41,407
Intangible assets, net	25,362	25,894	6,332
Deferred income taxes	8,962	6,967	5,172
Debt issue costs, net	19,080	20,259	21,794
Investment in unconsolidated affiliates	3,593	4,071	3,871
Other assets	746	653	4,162

Total assets	$1,597,932	$1,337,342	$1,419,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$—	$55	$180,299
Accounts payable	855,376	822,867	556,575
Other accrued liabilities	209,285	72,164	166,586
Income taxes payable	27,960	3,252	—
Deferred income taxes	340	108	106

Total current liabilities	1,092,961	898,446	903,566
Long-term debt	301,151	295,948	312,759
Series A redeemable preferred stock	—	—	36,100
Other non-current liabilities	3,870	2,871	2,343
Deferred income taxes	22,892	23,590	38,801
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value, 90,000,000 shares authorized, 50,471,631, 50,431,872 and 47,248,244 issued and outstanding, respectively	50	50	47
Management stock – rabbi trust	4,617	4,819	6,435
Additional paid-in capital	111,381	109,863	61,543
Retained earnings (deficit)	56,655	(1,535)	56,971
Accumulated other comprehensive income	4,355	3,290	676

Stockholders’ equity	177,058	116,487	125,672

Total liabilities and stockholders’ equity	$1,597,932	$1,337,342	$1,419,241

UAP HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(dollars in thousands, except share data)

UNAUDITED

	Thirteen Weeks Ended		Twenty-Six Weeks Ended August 28, 2005	Twenty-Seven Weeks Ended August 29, 2004
	August 28, 2005	August 29, 2004
Net sales	$757,459	$703,981	$2,114,369	$1,962,470
Costs and expenses:
Cost of goods sold	647,700	596,959	1,835,858	1,719,714

Gross profit	109,759	107,022	278,511	242,756
Selling, general and administrative expenses	73,688	70,436	160,037	153,392
Gain on sale of assets	(1,455)	(32)	(1,473)	(604)
Royalties, service charges and other income and expenses	(10,040)	(10,764)	(17,824)	(13,435)

Operating income	47,566	47,382	137,771	103,403
Third party interest expense	8,966	9,953	17,294	22,083
Finance related and other charges	—	1,875	—	3,750

Income before income taxes	38,600	35,554	120,477	77,570
Income tax expense	15,291	13,758	47, 782	30,252

Net income	$23,309	$21,796	$72,695	$47,318

Earnings per share:
Basic	$0.46	$0.46	$1.44	$1.00

Diluted	$0.44	$0.43	$1.39	$0.94

Cash dividends declared per share of common stock	$0.1625	$—	$0.2875	$—

Weighted average shares outstanding:
Basic	50,444,199	47,248,244	50,438,461	47,176,869

Diluted	52,401,180	50,666,406	52,334,293	50,511,757

UAP HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

UNAUDITED

	Twenty-Six Weeks Ended August 28, 2005	Twenty-Seven Weeks Ended August 29, 2004
Operations
Net income	$72,695	$47,318
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	5,594	6,539
Amortization of intangibles	681	745
Amortization of debt issuance costs	2,225	1,886
Accretion of discount on notes	5,203	4,189
Gain on sales of fixed assets	(1,473)	(604)
Deferred tax provision (benefit)	(6,583)	23,658
Stock compensation	386	885
Change in operating assets and liabilities	(64,253)	(396,297)

Net cash provided by (used in) operations	14,475	(311,681)

Investing
Acquisition payment to ConAgra Foods, Inc.	—	(58,236)
Additions to property, plant and equipment	(6,417)	(6,149)
Proceeds from sales of assets	2,191	968
Investment in unconsolidated affiliates	478	87

Net cash used in investing activities	(3,748)	(63,330)

Financing
Check float on zero balance accounts	5,760	42,866
Net borrowings (repayments) of short-term debt	(55)	180,299
Debt issuance costs	(1,046)	—
Dividends paid	(6,304)	—
Proceeds from options exercised	131	—

Net cash provided by (used in) financing activities	(1,514)	223,165

Net change in cash and cash equivalents	9,213	(151,846)
Net effect of exchange rates on cash and cash equivalents	202	119

Net change in cash and cash equivalents	9,415	(151,727)
Cash and cash equivalents at beginning of period	48,204	172,647

Cash and cash equivalents at end of period	$57,619	$20,920

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$11,006	$13,222
Net cash paid during the period for income taxes	$13,813	$20,287
Dividends declared but not yet paid	$8,202	$—

Reconciliations of Non GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between net income as determined under United States of America generally accepted accounting principles (GAAP) and ongoing net income:

UAP HOLDING CORP.

(dollars in thousands)

UNAUDITED

(1) Ongoing Net Income Reconciliation	Twenty-six weeks Ended August 28, 2005	Twenty-seven weeks Ended August 29, 2004
Net income	$72,695	$47,318

Adjustments, net of tax:
Non-accountable charges paid to ConAgra relating to the acquisition	—	2,261
Apollo management fee	—	302
Inventory fair market value adjustment	—	10,464

Sub-total adjustments, net of tax	—	13,027
Ongoing income from continuing operations	$72,695	$60,345

Marginal tax rate	39.7%	39.7%

(1) Ongoing Net Income Reconciliation	Thirteen Weeks Ended August 28, 2005	Thirteen Weeks Ended August 29, 2004
Net income	$23,309	$21,796

Adjustments, net of tax:
Non-accountable charges paid to ConAgra relating to the acquisition	—	1,131
Apollo management fee	—	151

Sub-total Adjustments, net of tax	—	1,282
Ongoing income from continuing operations	$23,309	$23,078

Marginal tax rate	39.7%	39.7%

The following tables reconcile the difference between working capital, as determined under GAAP, and trade working capital and average trade working capital.

UAP HOLDING CORP

(dollars in thousands)

UNAUDITED

(2) Working Capital Reconciliation to Trade Working Capital	August 28, 2005	August 29, 2004
Working capital	$322,785	$336,599

Adjustments:
Subtract cash and cash equivalents, and marketable securities	57,619	20,920
Add back short-term debt	—	180,299

Trade working capital	$265,166	$495,978

Trade working capital detail:
Receivables, less allowance for doubtful accounts	$798,477	$706,795
Inventories	515,352	449,602
Deferred income taxes	21,385	21,851
Vendor prepay	18,958	27,585
Other current assets	3,955	13,412

Subtotal	1,358,127	1,219,245

Accounts payable	855,376	556,575
Other accrued liabilities	209,285	166,586
Income taxes payable	27,960	—
Deferred income taxes	340	106

Subtotal	1,092,961	723,267

Trade working capital	$265,166	$495,978

(2) Average Trade Working Capital (a)	Fifty-Two Weeks Ended August 28, 2005	Fifty-Three Weeks Ended August 29, 2004
Accounts receivable, net	$606,707	$523,328
Inventories	595,603	550,523
Prepaid expense (b)	92,632	49,536

Sub-total	1,294,942	1,123,387

Advances on sales	106,544	84,859
Trade payables	705,756	514,638

Sub-total accounts payable	812,300	599,497
Accrued expenses (c)	144,488	165,132

Sub-total	956,788	764,629
Average trade working capital	$338,154	$358,758

Change in twelve month average trade working capital	$20,604

(a)	Trailing 12 month average for each period.
(b)	Includes deferred income taxes, vendor prepay, and other current assets
(c)	Includes other accrued liabilities, income taxes payable and deferred income taxes

The press release furnished herewith uses the non-GAAP financial measures of ongoing net income, trade working capital and average trade working capital. These financial measures exclude the impact of the write-up of inventory to fair market value, the non-accountable charges paid to ConAgra Foods relating to our November 2003 acquisition of United Agri Products, Inc. and the management fees paid to Apollo Management. We believe that ongoing net income, trade working capital and average trade working capital best reflect our ongoing performance and business operations during the periods presented and are more useful to investors for comparative purposes. In addition, management uses these financial measures in internal reporting, in its budgeting and long-range planning processes and in determining performance-based compensation.

The presentation of ongoing net income, trade working capital and average trade working capital is intended to supplement investors’ understanding of our operating performance. These non-GAAP financial measures may not be comparable to similar measures used by other companies. Furthermore, these non-GAAP financial measures are not intended to replace net income (loss), cash flows, financial position, or comprehensive income (loss), as determined in accordance with accounting principles generally accepted in the United States.

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CONTACT

UAP	Holding Corp.

Karla J. Kimrey, Vice President, Investor Relations of UAP Holding Corp.

+1-970-356-4400